THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THIS PROMISSORY NOTE WILL BE MADE BY THE COMPANY OR ITS TRANSFER AGENT IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION.

CONVERTIBLE PROMISSORY NOTE

Maximum of $175,000	Columbus, Ohio
February 4, 2014

FOR VALUE RECEIVED, Globalwise Investments, Inc., a Nevada corporation (the “Company”), with its principal place of business at 2190 Dividend Drive, Columbus, OH 43228, its successors and assigns (the “Company”), promises to pay to the order of _________________(the “Payee”), having an address at _______________________________, on the earliest to occur of (a) September 30, 2014, or (b) the acceleration of this Note by Payee upon the occurrence of a Default (as defined below) (such earlier date, the “Maturity Date”), or at such other place as the Payee may hereafter specify in writing, the principal sum of up to One Hundred Seventy-Five Thousand Dollars ($175,000) (the “Maximum Principal Amount”) or such lesser portion thereof as may from time to time be disbursed to, or for the benefit of the Company and remains unpaid, with interest on the balance from time to time remaining unpaid.

1. Prior to the Maturity Date, Company may request, from time to time, that Payee provide any or all of the Maximum Principal Amount to Company, subject to Payee’s approval. The date on which additional portions of the Maximum Principal Amount are received by the Company shall be used for purposes of calculating interest hereunder. Company shall keep records of the current principal amount of the Note and interest accrued (if any), and such records shall be available for inspection by Payee at any time.

2. The Payee shall have the right, at his option, at any time on or before the repayment of the Note, to convert, in whole or in part, subject to the terms and provisions hereof, the principal amount of the Note and interest accrued (if any) through the date of conversion, into common stock of the Company at a conversion price of $0.08 per share; provided the conversion of the note into common stock shall occur only following shareholder authorization, on any date subsequent to the date of this note, to increase the number of authorized shares by an amount greater than 20,000,000 shares. The Company agrees to seek shareholder approval of an increase in the number of authorized shares by at least 20,000,000 shares on or before September 30, 2014. It is understood that any common stock issued on conversion of this Note will bear a restrictive legend.

3. As long as this Note remains outstanding, if the Company consummates an equity financing, merger, or any form of change of control (a “Triggering Event”) then the holder of such Note may exchange the Note for the securities or any other form of consideration issued in such Triggering Event as if the holder of the Note had converted the Note into equity at $0.08 per share on a date prior to such Triggering Event.

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4. This Note shall bear interest at 10% per annum through the Maturity Date. Except if this Note is converted as provided herein, payments on both principal and interest (if any) are to be made in lawful money of the United States of America unless Payee agrees to another form of payment. However, the Note shall not be paid off in full by the Company, without the consent of the holder of the Note, prior to the Company seeking shareholder approval of an increase in the number of authorized shares as provided in Section 1 above. The Company reserves the right to pay interest (if any) quarterly after the Maturity Date at its option.

5. As used herein, a “Default” means a material default by the Company of this Note.

6. Amounts not paid when due hereunder shall bear interest from the due date until such amounts are paid at the rate of 15% per annum; provided, however, that in the event such interest rate would violate any applicable usury law, the default rate shall be the highest lawful interest rate permitted under such usury law. Upon the occurrence of a Default and receipt of written notice by the Company from Payee of such Default, the principal and interest due hereunder shall be immediately due and payable by the Company to Payee, unless such Default is waived by the Payee.

7. Presentment, demand, protest or notice of any kind are hereby waived by the Company. The Company may not set off against any amounts due to Payee hereunder any claims against Payee or other amounts owed by Payee to the Company.

8. All rights and remedies of Payee under this Note are cumulative and in addition to all other rights and remedies available at law or in equity, and all such rights and remedies may be exercised singly, successively and/or concurrently. Failure to exercise any right or remedy shall not be deemed a waiver of such right or remedy.

9. The Company agrees to pay all reasonable costs of collection, including attorneys' fees which may be incurred in the collection of this Note or any portion thereof and, in case an action is instituted for such purposes, the amount of all attorneys' fees shall be such amount as the court shall adjudge reasonable.

10. This Note is made and delivered in, and shall be governed, construed and enforced under the laws of the State of Ohio.

11. This Note shall be subject to prepayment, at the option of the Company, in whole or in part, at any time and from time to time, without premium or penalty.

12. This Note or any benefits or obligations hereunder may not be assigned or transferred by the Company, without the consent of the Payee, which consent shall not be unreasonably withheld.

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All debt for borrowed money issued by the Company after the date hereof shall provide that it is subordinate in right of payment and otherwise to the debt evidenced by this Note. So long as this Note is outstanding, the Company shall operate its business in the ordinary course of business consistent with past practice and shall not take any action, or omit to take any action, which has or is reasonably likely to have a material adverse effect on the Company or its business, properties, assets, financial condition or prospects.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered as of the date first set forth above.

Globalwise Investments, Inc.

By:______________________________

Name: Matthew L. Chretien

Title: Chief Executive Officer

_________________

By:______________________________

Name: _________________

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